UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 28, 2003



                                  Probex Corp.
             (Exact name of registrant as specified in its charter)

 Delaware                           001-15567                       33-0294243
 --------                           ---------                       ----------
(State or other jurisdiction of (Commission File Number)           (IRS Employer
   incorporation)                                            Identification No.)

15510 Wright Brothers Drive
---------------------------
   Addison, TX                                                       75001
   -----------                                                       -----
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:  (972) 788-4772
                                                     --------------


          (Former name or former address, if changed since last report)




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Item 5.  Other Events.

         On March 1, 2003, Probex Corp. (the "Company") issued a press release announcing the following:

         That the Company has requested an extension until March 31, 2003 of approximately $26.4 million in secured debt that became due on February 28, 2003. The Company currently does not have the ability to pay this debt or its other obligations as they come due and has requested the extension in order to provide additional time to secure the working capital necessary to fund its operations as it continues to work to obtain the project financing for the construction of its proposed reprocessing facility in Wellsville, Ohio. The Company is presently working with creditors to attempt to extend the due date or restructure the company's debt. Unless and until the Company obtains the requested extension, the Company will be in default under the terms of its secured debt, which could result, among other things, in the creditors taking steps to enforce their rights against the collateral securing the debt. If this were to occur, or if the Company is unable to secure the additional financing required to support its continued operations, it will consider any other options available to it, including filing for protection from creditors under the bankruptcy code.

         A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  PROBEX CORP.



Dated:  March 1, 2003             By:       /s/ Bruce A. Hall
                                         ---------------------------------------
                                  Name:    Bruce A. Hall
                                  Title:   Senior Vice President and Chief
                                           Financial Officer



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                                INDEX TO EXHIBITS
         Exhibit
         Number                             Description of Exhibit
         ------                             ----------------------

         99.1                               Press Release dated March 1, 2003


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                                                                   Exhibit 99.1

Probex Reports Effort to Extend Secured Debt

    DALLAS--(BUSINESS WIRE)--March 1, 2003--Probex Corp. (AMEX:PRB), a technology based, renewable resource company today reported that it has requested an extension until March 31, 2003 of approximately $26.4 million in secured debt that became due on February 28, 2003. The company currently does not have the ability to pay this debt or its other obligations as they come due and has requested the extension in order to provide additional time to secure the working capital necessary to fund its operations as it continues to work to obtain the project financing for the construction of its proposed reprocessing facility in Wellsville, Ohio. The company is presently working with creditors to attempt to extend the due date or restructure the company's debt. Unless and until the company obtains the requested extension, the company will be in default under the terms of its secured debt, which could result, among other things, in the creditors taking steps to enforce their rights against the collateral securing the debt. If this were to occur, or if the company is unable to secure the additional financing required to support its continued operations, it will consider any other options available to it, including filing for protection from creditors under the bankruptcy code.

    About Probex

    Probex is a technology-based, renewable resource company that is engaged in the commercialization of its patented ProTerra(R) process. We have invested the majority of our resources since inception on research, development and commercialization of our patented ProTerra technology, which has the ability to reprocess used lubricating oil into products that we intend to market to commercial and industrial customers. For more information about Probex, visit the company's web site at: www.probex.com.
    THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE OUR SECURITIES. ANY OFFER OF SECURITIES MADE BY US OR ANY OTHER PERSON ON OUR BEHALF MAY BE MADE ONLY PURSUANT TO MATERIALS AND OTHER OFFERING DOCUMENTS PREPARED BY US AND DELIVERED TO QUALIFIED PURCHASERS EXPRESSLY FOR USE IN CONNECTION WITH SUCH PLACEMENTS, AND ANY SUCH OFFER SHALL BE MADE IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, SECTION 5 OF THE SECURITIES ACT OF 1933. THE SECURITIES OFFERED BY THE COMPANY WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN EXEMPTION FROM REGISTRATION REQUIREMENTS.
    Certain statements contained herein may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as expect, plan, anticipate, target, and goal. Because such "forward-looking statements" are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations include, among others, financial performance; the Company's ability to obtain financing for short-term and long-term working capital and its proposed plant development; failure to successfully or timely execute or conclude contracts and/or agreements; and market acceptance of the Company's products and technologies; and similar variables. Also refer to the cautionary statements contained in the most recent Form 10-KSB which may be obtained under "Investor Relations-SEC Filings" on the Company's web site or by writing or calling the Company at 15510 Wright Brothers Dr., Addison, TX 75001. 972-788-4772 x.127.

    CONTACT: Probex Corp.
             Investor Relations, 972/788-4772 ext. 127

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